                                                               EXHIBIT 10.68

[CONFIDENTIAL TREATMENT REQUESTED]

[Certain information has been omitted herein pursuant to a request for confidential treatment pursuant to Rule 24b-2.]

                              SETTLEMENT AGREEMENT


     WHEREAS, Ciba Corning Diagnostics Corp. ("CCD"), commenced Civil Action No. 89-5127 against Advanced Magnetics, Inc. ("AMI") in the Superior Court of Middlesex County in the Commonwealth of Massachusetts setting forth certain claims against AMI arising out of a Magnetocluster Binding Assay Technology Agreement entered into between CCD, by its predecessor corporation, and AMI dated as of January 21, 1983 (the "1983 Agreement").

     WHEREAS, CCD and AMI have been unable to agree as to the correct interpretation of certain provisions of the 1983 Agreement; and

     WHEREAS, it is the intention of the parties hereto to fully, finally and forever resolve certain disputes which exist between them arising out of the 1983 Agreement;

     NOW, THEREFORE, it is hereby agreed by and between CCD and AMI as follows:

     1. AMI hereby grants to CCD a credit in the amount of [Confidential Treatment Requested] against future royalty payments due from CCD to AMI under the 1983 Agreement. It is anticipated that this credit will be used by CCD prior to September 30, 1989. CCD agrees that royalty payments due under the 1983 Agreement shall be made on Net Sales as defined therein.

     2. AMI hereby grants to CCD a non-exclusive right and license throughout the world, with the right to grant sublicenses to others on the terms specified in the 1983 Agreement, to use Uncoupled Magnetic Particles, BioClinical Confidential Information and BioClinical Patent Rights (as such terms are defined in the 1983 Agreement) to produce, process or otherwise manufacture, to use and to sell diagnostic assays in which Uncoupled Magnetic Particles are used for the purpose of detecting or measuring the presence or amount of nucleic acid in a solution.

     3. In consideration for the license granted pursuant to paragraph 2 hereof, CCD shall pay to AMI by September 30, 1989 the sum of [Confidential Treatment Requested].

     4. Pursuant to certain agreements between AMI and [Confidential Treatment Requested] and between AMI and [Confidential Treatment Requested], AMI has granted to such parties non-exclusive licenses to use certain confidential information and/or patent rights of AMI to produce, process or otherwise manufacture, to use and to sell diagnostic assays in which magnetic particles are used to measure nucleic acids. AMI contemplates entering into an agreement with [Confidential
Treatment Requested] for a similar license. CCD agrees that it will not bring any actions against [Confidential Treatment Requested], [Confidential Treatment Requested] or [Confidential Treatment Requested] relating to their utilization of such licenses for the measurement of nucleic acids.

     5. CCD agrees not to bring any action under the 1983 Agreement against AMI for any non-clinical product used solely for research purposes. AMI agrees not to bring any actions against CCD under the 1983 Agreement for any prior CCD use of Uncoupled Magnetic Particles, BioClinical Confidential Information or BioClinical Patent Rights.

     6. AMI may grant in the future non-exclusive licenses to third parties for the use of Uncoupled Magnetic Particles, BioClinical Confidential Information and/or BioClinical Patent Rights to produce, process or otherwise manufacture, to use and to sell diagnostic assays in which Uncoupled Magnetic Particles are used to measure nucleic acids, with the consent of CCD, which consent shall not be unreasonably withheld. In connection with any such grant, AMI shall be responsible for the costs of negotiating and implementing such agreement. License fees and royalties received by AMI under any such license, and all license fees and royalties received by AMI under the proposed license with [Confidential Treatment Requested] will be divided between AMI and CCD, at [Confidential Treatment Requested], and [Confidential Treatment Requested], respectively.

     7. AMI will turn over to CCD within 30 days, BioClinical Magnetic Particle Technology (as defined in the 1983 Agreement) in sufficient detail to enable CCD to manufacture Uncoupled Magnetic Particles. The expenses incident to this transfer of technology shall be at AMI's expense. Any additional assistance or consultation requested by CCD from AMI solely with regard to the production technology transfer will be provided for a reasonable fee to be mutually determined at a later date. CCD agrees that it will purchase from AMI all of its requirements for Uncoupled Magnetic Particles for the remainder of 1989 at a price of [Confidential Treatment Requested] per gram. CCD further agrees to purchase from AMI a minimum of 36 kilograms of Uncoupled Magnetic Particles during calendar year 1990, at a price of [Confidential Treatment Requested] per gram, and to purchase from AMI a minimum of [Confidential Treatment Requested] kilograms of Uncoupled Magnetic Particles between
January 1, 1991 and June 30, 1991, at a price of [Confidential Treatment Requested] per gram.

     8. Except as specifically provided in paragraph 7, CCD shall be free to exercise its rights provided in Sections 13.3 and 13.4 of the 1983 Agreement to manufacture Uncoupled Magnetic Particles for its own use, or to purchase such products from AMI. Any such purchases shall be at a price of [Confidential Treatment Requested] per gram through June 30, 1991, and shall be at prices to be negotiated thereafter.

     9. Counsel for the parties shall file with the court a stipulation dismissing Civil Action No. 89-5127.

                                        CIBA CORNING DIAGNOSTICS CORP.

WITNESSED:

/s/                                     By:
- ------------------------------------       ------------------------------------

                                        Title:
                                              ---------------------------------

                                        Date:  Aug. 30, 1989
                                             ----------------------------------


                                        ADVANCED MAGNETICS, INC.

WITNESSED:

/s/                                     By:
- ------------------------------------       ------------------------------------

                                        Title:  /s/ President
                                              ---------------------------------

                                        Date:  Aug. 30, 1989
                                             ----------------------------------


                                       -3-